 Exhibit 99.1

Midwest Holding Announces Eric N. Berg as Chief Financial Officer

LINCOLN, Neb., March 25, 2022 /PRNewswire/ -- Midwest Holding Inc. (Midwest, NASDAQ: MDWT), a technology-driven life and annuity platform, announced that it has appointed Eric N. Berg as its new senior vice president and chief financial officer effective March 25, 2022.

Berg, age 63, brings significant experience to the job with deep expertise in investment research and insurance industry analysis, having spent 23 years on Wall Street as an equity research analyst following the insurance industry. Working at such firms as Lehman Brothers, RBC Capital Markets, and Barclays Capital, Berg was awarded the designation as an All-Star analyst by Institutional Investor magazine 15 times and served twice as an Associate Director of Research. He was recently the CFO of Aviva India, a New Delhi-based insurer and asset manager. He is a CFA charterholder and holder of the CFA Institute’s Certificate in Investment Performance designation awarded to individuals who pass two rigorous exams in the area of money manager selection and evaluation. He is also active in numerous professional groups, including the CFA Society of New York and the Society of Actuaries. He earned a Bachelor of Science degree in Economics from The Wharton School at the University of Pennsylvania and his MBA from the Stanford Graduate School of Business.

"We are pleased to have Eric Berg join Midwest," said Midwest Holding Chief Executive Officer Georgette C. Nicholas. "Eric brings extensive experience and knowledge of the investor market and insurance industry. His business acumen and diverse experience will add strong leadership to our efforts to drive growth and enhance shareholder value."

About Midwest Holding Inc.
Midwest Holding Inc. (NASDAQ:MDWT) is a technology-enabled life and annuity company. Midwest is comprised of four distinct, interconnected businesses that work together to link those seeking to fund retirement via annuities with asset managers and institutional investors seeking uncorrelated, enhanced returns. Midwest develops and distributes annuity products with capital provided by these investors who are able to form, capitalize, and manage their own reinsurance capital vehicles utilizing Midwest's infrastructure and expertise. Ultimately, the goal is to build a platform capable of significant long-term earnings power for the company's stakeholders. For more information visit midwestholding.com.

Investor contact: ir@midwestholding.com

Media inquiries: press@midwestholding.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this release constitute forward-looking statements. These statements are based on management's expectations, estimates, projections, and assumptions. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "intend," or "continue," the negative of these terms, or other comparable terminology used in connection with any discussion of future operating results or financial performance. These statements are only predictions and reflect our management's good faith present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated in such forward-looking statements include among others, the following:

•	the success of the recent changes in our executive leadership;

•	our business plan, particularly including our reinsurance strategy, may not prove to be successful;

•	our reliance on third-party insurance marketing organizations to market and sell our annuity insurance products through a network of independent agents;

•	failure to maintain adequate reinsurance;

•	difficulties or delays in expanding our insurance operations outside the 22 states and the District of Columbia, in which we are currently licensed;

•	our annuity products may not achieve significant market acceptance;

•	difficulty in obtaining new customers, retain existing customers, or reductions in policies in force by existing customers; and

•	higher service, administrative, or general expense due to the implementation of our business plan.

Readers are cautioned against placing undue reliance on any such forward-looking statements. For details on factors that could affect these expectations, see also the risk factors and other cautionary language included in Midwest's filings with the SEC, which can be obtained online at the website of the U.S. Securities and Exchange Commission at sec.gov or on Midwest's website at midwestholding.com. Except as required by law, Midwest does not undertake to update forward-looking statements contained in this release.

SOURCE: Midwest Holding Inc.